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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of our report dated March 30, 1998, relating to the financial statements of OEC Compression Corporation for the year ended December 31, 1997, which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Historical Financial Data--OEC" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

February 5, 2001